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                                                                     EXHIBIT 3.2

Bylaws of Westcorp

                            A CALIFORNIA CORPORATION
                             ADOPTED APRIL 26, 2004

                                    ARTICLE 1

                                     OFFICES

            Section 1. Registered Offices. The principal executive office of the Corporation shall be 23 Pasteur Road, Irvine, California 92618.

            Section 2. Other Offices. The Corporation may also have offices at such other places, either within or without the State of California, as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

            Section 1. Place of Meetings. Meetings of shareholders shall be held at such time and place within or without the State of California, as shall be determined by the Board of Directors.

            Section 2. Annual Meeting. An annual meeting of shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such date and time as shall be designated from time to time by the Board of Directors.

            Section 3. New Business. At an annual meeting of shareholders, only such new business shall be conducted, and only such proposals shall be acted upon as shall have been brought before the annual meeting (a) by, or at the direction of, the majority of the Directors, or (b) by any shareholder of the Corporation who complies with the requirements of applicable law.

            For a proposal to be properly brought before an annual meeting by a shareholder. the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the date of the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 40 days notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Corporation's stock which are beneficially owned by the shareholder on the date of such shareholder notice and by any other shareholders known by such

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      shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal.

            A majority of the Directors may reject any shareholder proposal not timely made in accordance with the terms of this Section 3 of Article II. If a majority of the Directors determines that the information provided in a shareholder's notice does not satisfy the informational requirements of this Section 3 of Article II in any material respect, the Secretary of the Corporation shall promptly notify such shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the shareholder, as the majority of the Directors reasonably determines. If a majority of the Directors determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of this
      Section 3 of Article 11 in any material respect, then a majority of the Directors may reject such shareholder's proposal. The Secretary of the Corporation shall notify a shareholder in writing whether his proposal has been made in accordance with the time and information requirements of this
      Section 3 of Article II. Notwithstanding the procedures set forth in this paragraph, if the majority of the Directors does not make a determination as to the validity of any shareholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the shareholder proposal was made in accordance with the terms of this Section 3 of Article II. If the presiding officer determines that a shareholder proposal was not made in accordance with the terms of this
      Section 3 of Article II, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but. in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

            Section 4. Shareholders List. The officer who has charge of the stock transfer books of the Corporation shall prepare and make, in the time and manner required by applicable law, a list of shareholders entitled to vote and shall make such list available for such purposes, at such places, at such times and to such persons as required by applicable law. The stock transfer books shall be the only evidence as to the identity of the shareholders entitled to examine the stock transfer books or to vote in person or by proxy at any meeting of shareholders.

            Section, 5. Special Meetings. Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by applicable law or by the Articles of Incorporation, which for purposes of these Bylaws shall be deemed to also include any resolution or resolutions adopted by the Board of Directors with respect to the issuance of preferred or special stock of any class or series, may be called by the President, the Board of Directors, the Chairman of the Board of Directors, or at the request in writing of shareholders owning at least 10% in amount of the entire common stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting and the business transacted at any such special meeting of shareholders shall be limited to the purposes set forth in the notice of the meeting.

            Section 6. Notice of Meetings. Written notice of each meeting of shareholders, whether annual or special, stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting within the time period as required by applicable law. In the case of a special meeting, such notice shall state the purpose or purposes for which it is called.

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            Section 7. Quorum and Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of shareholders for the transaction of business except as otherwise provided by applicable law or by the Articles of Incorporation. The shareholders entitled to vote present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders entitled to vote to leave less than a quorum then present and represented. Any shareholders' meeting, annual or special, whether or not a quorum is present or represented, may be adjourned from time to time by the vote of the holders of a majority of the stock entitled to vote thereat, the holders of which are either present in person or represented by proxy, but in the absence of a quorum no other business may be transacted at such meeting. At any adjourned meeting. at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified, except for such business as was duly transacted at any earlier meeting. If an adjournment is for more than forty five days, or if after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given as in the case of an original meeting to each shareholder of record entitled to vote at the meeting.

            Section 8. Voting. Each holder of stock having voting power of any class or classes or of a series thereof shall be entitled to one vote for each share of such stock held by such shareholder. If a quorum exists, action on a matter by a class or classes or a series of voting stock is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the matter is one upon which, by express provision of applicable law or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such matter,

            Section 9. Proxies. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing and complying with the requirements of applicable law.

            Section 10. Action by Written Consent. The shareholders of the Corporation may take action by written consent in lieu of taking such action at an annual or special meeting of shareholders..

                                   ARTICLE III

                                    DIRECTORS

            Section 1. Powers. The Board of Directors shall have the power to manage the property, business and affairs of the Corporation, and except as expressly limited by law, to exercise all of its corporate powers.

            Section 2. Number. The Board of Directors shall consist of not less than six nor more than eleven Directors. The exact number of Directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the Directors.

            Section 3. Election and Term. Nominations of candidates for election as directors at any annual meeting of shareholders may be done (i) by the Board of Directors or (ii) by, or at the direction of, a Committee of the Board of Directors ("Nominating Committee"), as permitted by Paragraph E of Article IV of the Articles of Incorporation.

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            Directors need not be shareholders, and except as provided in
      Section 4 of this Article III, shall be elected at the annual meeting of shareholders and shall serve until their respective successors shall be duly elected and qualified. The Directors shall serve for a one year term.

            Once duly elected and qualified, such Director shall serve until the expiration of his current term, or his prior resignation, disqualification, disability or removal. No decrease in the number of Directors constituting the Board of Directors, nor any change from a classified board to a nonclassified board, shall shorten the term of any incumbent director whose term has not expired on the date at which this section is approved by the shareholders of the Corporation, but shall be applicable to directors elected on the date at which this section is approved by the shareholders of the Corporation, but shall be applicable to directors elected on the date at which this section is approved by the shareholders of the Corporation.

            Section 4. Newly Created Directorships and Vacancies. Any vacancies on the Board of Directors resulting from death, resignation. retirement, disqualification, removal from office, an increase in the number of authorized Directors, or other cause shall be filled by affirmative vote of a majority of the Directors, although less than a quorum, or by the sole remaining Director, or, in the event of the failure of the Directors or sole remaining Director so to act, by the shareholders at the next election of Directors; provided, that if the holders of any class or classes of stock or series thereof of the Corporation, voting separately, are entitled to elect one or more Directors, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected. Directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders.. A Director elected to fill a vacancy by reason of an increase in the number of directorships shall be elected by a majority vote of the Directors then in office although less than a quorum of the Board of Directors, to serve until the next election of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

            Section 5. Removal. A Director may be removed only as permitted by applicable law.

Section 6. Initial Meeting. The newly elected Board of Directors shall meet immediately after the annual meeting of shareholders at the place of such meeting or at such other place and time as shall be designated by the presiding officer of the annual meeting of shareholders or as may otherwise be fixed by the vote of the shareholders entitled to vote at the annual meeting, for the purpose of organization or other matters, and if such meeting is held immediately after and at the place of the annual meeting of shareholders or if a majority of the entire Board of Directors shall be present, no call or notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, or they may meet at such place and time as shall be fixed by the consent in writing of all of the Directors. or as shall be stated in the notice of such meeting given as hereinafter provided in the case of special meeting of the Board of Directors.

            Section 7. Regular Meetings. Regular meetings of the Board of Directors shall be held without call or notice at such time and place either within or without the State of California as shall from time to time be fixed by standing resolution of the Board of Directors.

            Section 8. Special Meetings. Special meetings of the Board of Directors may be called at any time, and for any purpose permitted by law, by the President. or by the Secretary on the written request of a majority of the members of the Board of Directors, which meetings shall be held at the time and place either within or without the State of California designated by the person or persons calling the meeting.

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            Section 9. Notice. Notice of the time, place and purpose of any special meeting shall be given to the Directors by the Secretary, or in case of his absence, refusal or inability to act, by any other officer. Any such notice may be given by mail, by telegraph, by telephone, or by personal service, to each of the different Directors. If the notice is by mail, then it shall be deposited in a United States Post Office at least forty-eight hours before the time of the meeting; if by telegraph, by deposit of the message with the telegraph company at least twelve hours before the time of the meeting; if by telephone or by personal service, given at least twelve hours before the time of the meeting.

            Section 10. Quorum. At all meetings of the Board of Directors, one-third of the total number of directors, including at least a majority of the Directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable law or by the Articles of Incorporation or by these Bylaws. Any meeting of the Board of Directors may be adjourned to meet again at a stated day and hour. Even though no quorum is present, as required in this Section, a majority of the Directors present at any meeting of the Board of Directors, whether initial, regular or special, may adjourn from time to time until a quorum be had, but no later than the time fixed for the next regular meeting of the Board of Directors. Notice of any adjourned meeting need not be given.

            Section 11. Fees. Each Director shall receive such fees and other compensation, along with reimbursement of expenses incurred on behalf of the Corporation or in connection with attendance at meetings, as the Board of Directors may from time to time determine. No such payment of fees or other compensation shall preclude any Director from serving the Corporation in any other capacity and receiving fees and compensation for such services.

            Section 12. Action Without Meetings. Unless otherwise restricted by applicable law or by the Articles of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

            Section 13. Meetings by Telephonic Communication. Unless otherwise restricted by the Articles of Incorporation, by applicable law or these Bylaws, members of the Board of Directors or any committee thereof, may participate in any meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

            Section 14. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board at which action is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting.

            Section' 15. Elimination of Liability. The Liability of the Directors of The Corporation for monetary damages shall be eliminated to the fullest extent permissible under California Law.

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                                   ARTICLE IV

                                   COMMITTEES

            Section 1. Appointment. The Board of Directors may, by resolution passed by a majority of the Directors, designate one or more committees, each committee to be composed of members of the Board of Directors of the Corporation and/or officers of the Corporation. The Board of Directors may designate one or more Directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

            Section 2. Powers. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors unless expressly limited by law in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Notwithstanding the preceding sentence, no such committee shall have any power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders entitled to vote the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders entitled to vote a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of any securities of the Corporation.

            Section 3. Proceedings. Each such committee shall keep regular minutes of its meetings and report the same upon request of the Board of Directors.

            Section 4. Fees. Members of the various committees shall receive such fees and other compensation, along with reimbursement of expenses incurred on behalf of the Corporation or in connection with attendance of meetings, as the Board of Directors may from time to time determine. No such payment of fees or compensation shall preclude any member of a committee from serving the Corporation in any other capacity and receiving fees and compensation for such services.

                                    ARTICLE V

                                    OFFICERS

            Section 1. Appointment and Compensation. The Board of Directors shall appoint and fix the compensation of the officers of the Corporation who shall include a Chairman of the Board, a Vice Chairman, a President, a Vice President, a Secretary, and a Chief Financial Officer. The Board of Directors may appoint and fix the compensation of all such other officers (including additional Vice Presidents. Assistant Vice Presidents and Assistant Secretaries) as the Board of Directors may deem necessary or desirable. Unless prohibited by applicable law or by the Articles of Incorporation or by these Bylaws, one person may be elected or appointed to serve in more than one official capacity.

            Section 2. Removal and Resignation. The officers shall hold office for such terms as the Board of Directors shall determine until their respective successors are appointed and qualified, except in the event of earlier removal or resignation. Any officer may be removed, with or without cause, by the Board of Directors. Any other agents of the Corporation may be similarly removed by the Board of

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      Directors or by the President. Any officer may resign at any time by giving notice to the Board of Directors or to the Chairman of the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

            Section 3. The Chairman of the Board. The Chairman of the Board (if there is such an officer) shall, if present, preside at all meetings of the shareholders and at all meetings of the Board of Directors. The Board of Directors may designate the Chairman of the Board to be the chief executive officer of the Corporation. The Chairman of the Board shall exercise and perform such other powers and duties as are usually vested in a chairman of the board and (if so designated) in a chief executive officer or as may be from time to time prescribed or assigned by the Board of Directors or as may be prescribed by these Bvlaws.

            Section 4. Vice Chairman of the Board. The Vice Chairman of the Board (if there is such an officer) shall preside, in the absence of the Chairman of the Board, at all meetings of the shareholders and at all meetings of the Board of Directors. The Vice Chairman of the Board shall exercise and perform such other powers and duties as are usually vested in a Vice Chairman or as may be from time to time prescribed or assigned by the Board of Directors or as prescribed by these Bylaws.

            Section 5. The President. Subject to the control of the Board of Directors, the President shall have general supervision, management and control of the business, affairs and officers of this Corporation and shall, in the absence of the Chairman of the Board or in the event of his inability or refusal to act, preside at all meetings of the shareholders and of the Board of Directors. The President shall be the chief executive officer or, in the event that the Chairman of the Board has been designated to be the chief executive officer, the chief operating officer of the Corporation. The President shall exercise and perform such other powers and duties as are usually vested in a president and in a chief executive or operating officer (as the case may be) or as may be from time to time prescribed or assigned by the Board of Directors or as may be prescribed by these Bylaws.

            Section 6. The Vice President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or if there be more than one Vice President, the Vice Presidents in the order of rank or if of equal rank, then in the order designated by the Board of Directors or the President, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

            Section 7. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the committees when required. The Secretary shall give. or cause to be given, notice of all meetings of shareholders and special meetings of the Board of Directors, to the extent and in the manner required by applicable law or by these Bylaws. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary. or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by the signature of such

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      officer. The Secretary shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

            Section 8. The Assistant Secretary. The Assistant Secretary (if there be more than one Assistant Secretary, the Assistant Secretaries in the order designated by the Board of Directors or the President or, in the absence of any designation, then in the order of their appointment), shall, in the absence of the SECRETARY or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the President or the Secretary may from time to time prescribe.

            Section 9. The Chief Financial Officer. The Chief Financial Officer shall have both the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer may disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements, and shall render to the Board of Directors and the President an account of transactions and of the financial condition of the Corporation. The Chief Financial officer shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

                                   ARTICLE VI

                                 SHARES OF STOCK

            Section 1. Form of Certificate. Every holder of stock in the Corporation shall be entitled to have a certificate in form approved by the Board of Directors signed by, or in the name of the Corporation by the President or a Vice President, and by the Chief Financial Officer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. If the certificate is countersigned by (a) a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee. any of or all other signatures on the certificate may be a facsimile. The corporate seal may. but need not, be placed upon the certificates representing the Corporation's shares. In case any officer, transfer agent or registrar who has signed or countersigned, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

            Section 2. Transfer Agents and Registrars. The Corporation may have one or more transfer agents and one or more registrars of its shares, whose respective duties shall be defined by the Board of Directors. Unless the Board of Directors specifically directs otherwise with respect to a particular certificate, if the Board of Directors has appointed one or more transfer agents and registrars, certificates for shares shall be countersigned by a transfer agent and registered by a registrar.

            Section 3. Transfers of Stock. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue or direct the issuance of a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

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            Section 4. Lost, Stolen or Destroyed Certificates. The Board of
      Directors may issue or direct the issuance of a new certificate or certificates in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

            Section 5. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner in fact thereof to receive dividends, to vote, if entitled and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by applicable law.

                                   ARTICLE VII

                                  RECORD DATES

            The Board of Directors may fix in advance a date, which shall be (a) within the time period permitted by applicable law or, (b) if no applicable law requires that such a record date be fixed in advance, (i) not more than sixty days or less than ten days before the date of any meeting of shareholders, or (ii) not more than sixty days prior to (A) the date for the payment of any dividend or other distribution or allotment of any rights, (B) the date when any change or conversion or exchange of stock shall go into effect, or (C) the date of any other lawful action, as a record date for the shareholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or other distribution or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of stock, or for the purpose of any other lawful action, and in such case such shareholders, and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and if entitled, to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution or to receive such allotment or rights, or to possess or exercise such other rights, or to receive such other benefits, as the case may be, notwithstanding any transfer of stock on the books of the Corporation after any such record date fixed as aforesaid. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

            Section 1. Seal. It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation, that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers thereof shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto.

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            Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

            Section 3. Manner of Notice. Whenever under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws notice is required to be given to any Director, committee member, officer or shareholder and except as otherwise provided therein, it shall not be construed to mean personal notice, but such notice may be given. in the case of shareholders, in writing, by mail, by depositing the same in the post office or letterbox, in a postpaid, sealed wrapper, addressed to such shareholder, at such address as appears in the books of the Corporation. and. in the case of Directors, committee members and officers, by telephone, or by mail or by telegram to the last business address known to the Secretary of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed or telegraphed or telephoned.

            Section 4. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted, nor the purpose of any regular or special meeting of the shareholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice.

            Section 5. Voting of Shares in Other Corporations. Shares in other corporations which are held by the Corporation may be represented and voted in the order of preference by the Chairman of the Board or the President or a Vice President or the Secretary of the Corporation or by proxy or proxies appointed by one of them. The Board of Directors may. however, appoint some other person to vote such shares in respect of a particular matter of election.

            Section 6. Dividends. Dividends upon stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any initial, regular or special meeting, of the Board of Directors, acting pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the Articles of Incorporation.

            Section 7. Reserves. There may be set aside at any time out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or to equalize dividends, or to repair, maintain or improve any property of the Corporation, or for any other proper purpose as the Board of Directors shall determine and the Board of Directors may, to the same extent, modify or abolish any such reserve which has been established.

                                   ARTICLE IX

                                 INDEMNIFICATION

            The Directors, Officers and Agents of the Corporation shall be indemnified for all acts, ommissions or transactions undertaken while acting in the capacity of, or while serving as, Directors, Officer or Agent of the Corporation to the fullest extent permissible under California law.

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                                   ARTICLE X.

                                   AMENDMENTS

            Except as otherwise required by applicable law, these Bylaws may be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of the total votes eligible to be cast at a legal meeting or by a resolution adopted by the Board of Directors.

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